EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2024 Financial Results

SEATTLE, Feb. 11, 2025 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“2024 was a year of strong execution, marked by key catalysts achieved in our MRD business and advancements in our Immune Medicine programs. Our MRD revenue grew by 42%, with a 35% increase in clonoSEQ test volume, and we nominated a lead autoimmune indication within our Immune Medicine business,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “With strong momentum heading into 2025, we are focused on achieving profitability in MRD, advancing our therapeutics pipeline in Immune Medicine, and maintaining a durable cash position to support sustainable, long-term growth.”

Recent Highlights

•
Revenue for the fourth quarter and full year 2024 was $47.5 million and $179.0 million, respectively. The MRD business, which contributed 85% of revenue in the fourth quarter and 81% of revenue in the full year, grew 31% and 42% over the corresponding periods a year ago.
•
clonoSEQ® test volume increased 34% to 20,945 tests delivered in the fourth quarter of 2024, compared to the fourth quarter 2023 and ended the year with 76,105 tests delivered, up 35% versus 2023.
•
Obtained updated Medicare Clinical Laboratory Fee Schedule (CLFS) Gapfill Determination for clonoSEQ of $2,007 per test, a 17% increase from the previous implied rate under the episode structure.
•
The FDA’s Oncologic Drug Advisory Committee (ODAC) voted unanimously in favor of the use of MRD as a primary endpoint to support the accelerated approval of new therapies for patients with multiple myeloma.
•
Received expanded Medicare coverage of clonoSEQ for assessing measurable residual disease in Mantle Cell Lymphoma (MCL), enabling initiation of MCL promotional efforts.
•
Signed an exclusive strategic commercial partnership with NeoGenomics to cross-promote our clonoSEQ® test along with NeoGenomics’ COMPASS® and CHART® hematopathology services.
•
Completed multiple antibody mouse immunization campaigns in prioritized autoimmune indications and functionally tested a subset of selected antibodies to a number of disease-causing targets in these indications.
•
Nominated a lead autoimmune indication to further advance on the preclinical development of antibody therapeutic candidates in this first autoimmune indication.

Fourth Quarter 2024 Financial Results

Revenue was $47.5 million for the quarter ended December 31, 2024, representing a 4% increase from the fourth quarter in the prior year. MRD revenue was $40.1 million for the quarter, representing a 31% increase from the fourth quarter in the prior year. Immune Medicine revenue was $7.3 million for the quarter, representing a 51% decrease from the fourth quarter in the prior year.

Operating expenses for the fourth quarter of 2024 were $81.3 million, compared to $116.9 million in the fourth quarter of the prior year, which included a $25.4 million lease impairment charge, representing a decrease of 30%. Excluding the impact of the lease impairment charge, operating expenses for the fourth quarter of 2024 decreased 11% compared to the fourth quarter of the prior year.

Interest and other income, net was $3.1 million for the fourth quarter of 2024, compared to $4.6 million in the fourth quarter of the prior year. Interest expense from our revenue interest purchase agreement was $3.0 million in both the fourth quarter of 2024 and the fourth quarter of the prior year.

Net loss was $33.7 million for the fourth quarter of 2024, compared to $69.5 million for the same period in 2023.

Adjusted EBITDA (non-GAAP) was a loss of $16.4 million for the fourth quarter of 2024, compared to a loss of $24.7 million for the fourth quarter of the prior year.

Full Year 2024 Financial Results

Revenue was $179.0 million for the year ended December 31, 2024, representing a 5% increase from the prior year. MRD revenue was $145.5 million in 2024, representing a 42% increase from the prior year. Immune Medicine revenue was $33.4 million in 2024, representing a 51% decrease from 2023.

Operating expenses for 2024, which included restructuring and long-lived asset impairment charges of $9.2 million, were $341.5 million, compared to $397.3 million for 2023, which included a $25.4 million lease impairment charge, representing a decrease of 14%. Excluding the impact of restructuring and impairment charges, operating expenses for 2024 decreased 11% compared to the prior year.

Interest and other income, net was $14.5 million in 2024, compared to $15.5 million in 2023. Interest expense from our revenue interest purchase agreement was $11.6 million in 2024, compared to $13.8 million in 2023.

Net loss was $159.6 million in 2024, compared to $225.3 million in 2023.

Adjusted EBITDA (non-GAAP) was a loss of $80.4 million for 2024, compared to a loss of $116.4 million in the prior year.

Cash, cash equivalents and marketable securities was $256.0 million as of December 31, 2024.

2025 Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $175 million and $185 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $340 million and $350 million.

We expect full year total company cash burn to be between $60 million and $70 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2024 financial results after market close on Tuesday, February 11, 2025 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited consolidated statements of operations and unaudited consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
•
long-lived assets impairment costs; and
•
the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$47,459	$45,784	$178,957	$170,276
Operating expenses
Cost of revenue	18,045	19,616	72,080	75,553
Research and development	23,192	28,746	102,953	122,117
Sales and marketing	21,575	21,906	84,759	88,579
General and administrative	18,056	20,726	72,806	83,934
Amortization of intangible assets	428	429	1,703	1,699
Impairment of long-lived assets	—	25,429	7,205	25,429
Total operating expenses	81,296	116,852	341,506	397,311
Loss from operations	(33,837)	(71,068)	(162,549)	(227,035)
Interest and other income, net	3,072	4,613	14,534	15,531
Interest expense	(2,952)	(3,012)	(11,580)	(13,800)
Net loss	(33,717)	(69,467)	(159,595)	(225,304)
Add: Net loss attributable to noncontrolling interest	25	26	103	54
Net loss attributable to Adaptive Biotechnologies Corporation	$(33,692)	$(69,441)	$(159,492)	$(225,250)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.23)	$(0.48)	$(1.08)	$(1.56)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	147,677,685	144,900,669	147,101,648	144,383,294

Adaptive Biotechnologies

Consolidated Balance Sheets
(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$47,920	$65,064
Short-term marketable securities (amortized cost of $174,186 and $281,122, respectively)	174,374	281,337
Accounts receivable, net	41,731	37,969
Inventory	8,440	14,448
Prepaid expenses and other current assets	11,287	11,370
Total current assets	283,752	410,188
Long-term assets
Property and equipment, net	48,616	68,227
Operating lease right-of-use assets	45,767	52,096
Long-term marketable securities (amortized cost of $33,682)	33,660	—
Restricted cash	2,897	2,932
Intangible assets, net	3,425	5,128
Goodwill	118,972	118,972
Other assets	2,287	3,591
Total assets	$539,376	$661,134
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$7,265	$7,719
Accrued liabilities	8,157	8,597
Accrued compensation and benefits	15,838	13,685
Current portion of operating lease liabilities	10,239	9,384
Current portion of deferred revenue	55,689	48,630
Current portion of revenue interest liability, net	865	—
Total current liabilities	98,053	88,015
Long-term liabilities
Operating lease liabilities, less current portion	79,148	89,388
Deferred revenue, less current portion	27,256	44,793
Revenue interest liability, net, less current portion	132,414	130,660
Other long-term liabilities	20	—
Total liabilities	336,891	352,856
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at December 31, 2024 and 2023; no shares issued and outstanding at December 31, 2024 and 2023	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at December 31, 2024 and 2023; 147,773,744 and 145,082,271 shares issued and outstanding at December 31, 2024 and 2023, respectively	14	14
Additional paid-in capital	1,506,353	1,452,502
Accumulated other comprehensive gain	166	215
Accumulated deficit	(1,303,824)	(1,144,332)
Total Adaptive Biotechnologies Corporation shareholders’ equity	202,709	308,399
Noncontrolling interest	(224)	(121)
Total shareholders’ equity	202,485	308,278
Total liabilities and shareholders’ equity	$539,376	$661,134

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss attributable to Adaptive Biotechnologies Corporation	$(33,692)	$(69,441)	$(159,492)	$(225,250)
Interest and other income, net	(3,072)	(4,613)	(14,534)	(15,531)
Interest expense	2,952	3,012	11,580	13,800
Depreciation and amortization expense	4,448	5,392	19,256	22,231
Impairment of long-lived assets	—	25,429	7,205	25,429
Restructuring expense	87	—	2,004	—
Share-based compensation expense	12,832	15,556	53,610	62,908
Adjusted EBITDA	$(16,445)	$(24,665)	$(80,371)	$(116,413)

Segment Information (Including Segment Adjusted EBITDA)

The following tables set forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended December 31, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$40,149	$7,310	$—	$47,459
Operating expenses	54,979	20,389	5,928	81,296
Adjusted EBITDA	(6,555)	(6,833)	(3,057)	(16,445)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(14,830)	$(13,079)	$(5,808)	$(33,717)
Net loss attributable to noncontrolling interest	—	—	25	25
Net loss attributable to Adaptive Biotechnologies Corporation	(14,830)	(13,079)	(5,783)	(33,692)
Interest and other income, net	—	—	(3,072)	(3,072)
Interest expense	—	—	2,952	2,952
Depreciation and amortization expense	2,340	1,673	435	4,448
Restructuring expense	77	10	—	87
Share-based compensation expense	5,858	4,563	2,411	12,832
Adjusted EBITDA	$(6,555)	$(6,833)	$(3,057)	$(16,445)

	Three Months Ended December 31, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$30,762	$15,022	$—	$45,784
Operating expenses	58,183	26,280	32,389	116,852
Adjusted EBITDA	(17,763)	(2,979)	(3,923)	(24,665)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(27,421)	$(11,258)	$(30,788)	$(69,467)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(27,421)	(11,258)	(30,762)	(69,441)
Interest and other income, net	—	—	(4,613)	(4,613)
Interest expense	—	—	3,012	3,012
Depreciation and amortization expense	2,413	2,529	450	5,392
Impairment of right-of-use and related long-lived assets	—	—	25,429	25,429
Share-based compensation expense	7,245	5,750	2,561	15,556
Adjusted EBITDA	$(17,763)	$(2,979)	$(3,923)	$(24,665)

	Year Ended December 31, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$145,529	$33,428	$—	$178,957
Operating expenses	225,764	91,052	24,690	341,506
Adjusted EBITDA	(41,223)	(26,005)	(13,143)	(80,371)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(80,235)	$(57,624)	$(21,736)	$(159,595)
Net loss attributable to noncontrolling interest	—	—	103	103
Net loss attributable to Adaptive Biotechnologies Corporation	(80,235)	(57,624)	(21,633)	(159,492)
Interest and other income, net	—	—	(14,534)	(14,534)
Interest expense	—	—	11,580	11,580
Depreciation and amortization expense	10,073	7,450	1,733	19,256
Impairment of long-lived assets	2,819	4,386	—	7,205
Restructuring expense	1,272	732	—	2,004
Share-based compensation expense	24,848	19,051	9,711	53,610
Adjusted EBITDA	$(41,223)	$(26,005)	$(13,143)	$(80,371)

	Year Ended December 31, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$102,739	$67,537	$—	$170,276
Operating expenses	229,129	115,031	53,151	397,311
Adjusted EBITDA	(88,844)	(14,128)	(13,441)	(116,413)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(126,390)	$(47,494)	$(51,420)	$(225,304)
Net loss attributable to noncontrolling interest	—	—	54	54
Net loss attributable to Adaptive Biotechnologies Corporation	(126,390)	(47,494)	(51,366)	(225,250)
Interest and other income, net	—	—	(15,531)	(15,531)
Interest expense	—	—	13,800	13,800
Depreciation and amortization expense	9,225	10,436	2,570	22,231
Impairment of right-of-use and related long-lived assets	—	—	25,429	25,429
Share-based compensation expense	28,321	22,930	11,657	62,908
Adjusted EBITDA	$(88,844)	$(14,128)	$(13,441)	$(116,413)